EXHIBIT 99

1Q17

MB FINANCIAL, INC. REPORTS FIRST QUARTER 2017 NET INCOME OF $54.5 MILLION

CHICAGO, April 27, 2017 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced first quarter 2017 net income of $54.5 million compared to $47.2 million last quarter and $39.1 million in the first quarter a year ago.  Diluted earnings per common share were $0.62 in the first quarter of 2017 compared to $0.53 last quarter and $0.50 in the first quarter a year ago.

"Our company’s operating performance was solid in the first quarter," stated Mitchell Feiger, President and Chief Executive Officer of MB Financial, Inc. "We remain focused on making the investments necessary to build a high performing diversified bank. That strategy helped to grow loans by 6% annualized, as consumer and residential mortgage loans led the increase. While commercial-related loan growth was minimal in the quarter, our commercial-related loan pipeline is strong."

Mr. Feiger added, "While deposit balances declined slightly in the quarter reflecting normal first quarter activity, deposit costs increased only one basis point demonstrating the high quality deposit base we’ve worked hard to build. Generally, upward deposit pricing pressure has been modest, though that could change if industry liquidity tightens or wholesale interest rates rise further.

I was particularly pleased with the eight basis point improvement in our net interest margin. The increase was driven by better loan yields and asset mix, offset by an adverse change in liability mix.

As a result of an increased net interest margin, very low credit costs and good expense control, diluted operating earnings grew to 60 cents per share, an increase of 1.7% over last quarter and 11.1% over the first quarter of 2016. In addition, our return on tangible common equity increased to 15.27% and our return on average assets to 1.16%."

Operating Earnings (in thousands, except per share data)

	1Q17	4Q16	3Q16	2Q16	1Q16
Net income - as reported	$54,537	$47,191	$44,419	$43,412	$39,114
Non-core items, net of tax (1)	(1,358)	4,656	7,496	1,451	2,758
Operating earnings	53,179	51,847	51,915	44,863	41,872
Dividends on preferred shares	2,003	2,005	2,004	2,000	2,000
Operating earnings available to common stockholders	$51,176	$49,842	$49,911	$42,863	$39,872
Diluted earnings per common share - as reported	$0.62	$0.53	$0.54	$0.56	$0.50
Diluted operating earnings per common share	$0.60	$0.59	$0.63	$0.58	$0.54

(1)	Non-core items represent the difference between non-core non-interest income and non-core non-interest expense net of tax.
See "Non-GAAP Financial Information" section for details on non-core items.

Key Items (compared to 4Q16)

Operating Earnings

•	Operating earnings increased 2.6% (+10.4% annualized) to $53.2 million compared to $51.8 million in the prior quarter.

•	Diluted operating earnings per common share were $0.60 compared to $0.59 in the prior quarter.

Loans

•	Loans increased by $189.7 million (+1.5%, or +6.0% annualized) to $13.0 billion led by growth in residential real estate loans.

•	Average yield on loans, excluding accretion on loans acquired in bank mergers, increased to 4.01% from 3.92% in the prior quarter.

Deposits

•
Low cost deposits decreased by $168.3 million in the quarter (-1.4%, or -5.6% annualized) to $11.9 billion due to a decrease in mortgage escrow account balances, sale of our Philadelphia branch and seasonal deposit declines.

•	Average cost of deposits (interest bearing and non-interest bearing deposits) increased one basis point to 0.22%.

Net interest margin

•
Net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in bank mergers, increased by eight basis points to 3.55% from the prior quarter due to the impact of the December interest rate increase on loans and a favorable shift in the mix of interest earning assets partly offset by a higher average cost of borrowings and an unfavorable shift in liabilities (a higher percentage of borrowings).

•	Average interest earning assets decreased by $246.5 million mostly due to the decrease in loans held for sale and taxable investment securities.

•	Average cost of funds increased five basis points to 0.33%.

Operating Segments (compared to 4Q16)

Banking

•	Operating earnings were $45.6 million compared to $43.8 million in the prior quarter.

•
Operating earnings for the quarter were positively impacted by $2.7 million of tax benefit recorded on stock-based compensation during the quarter compared to $849 thousand in the prior quarter, an increase of $1.9 million.

Leasing

•	Operating earnings were $5.9 million compared to $6.8 million in the prior quarter.

•	Prior quarter was positively impacted by a $1.8 million negative provision for credit losses due to improvement of a potential problem loan.

Mortgage Banking

•	Operating earnings were $1.7 million compared to $1.2 million in the prior quarter.

•	The increase in operating earnings was the result of higher mortgage servicing revenue and lower non-interest expense partly offset by a decline in mortgage origination revenue.

Operating Segments

The Company's operations consist of three reportable operating segments: Banking, Leasing and Mortgage Banking. Our Banking Segment generates revenues primarily from its lending, deposit gathering and fee business activities. Our Leasing Segment generates revenues through lease originations and related services. Our Mortgage Banking Segment originates residential mortgage loans for sale to investors through its retail and third party origination channels as well as residential mortgage loans held in our loan portfolio. The Mortgage Banking Segment also services residential mortgage loans owned by investors and the Company. The financial information below was adjusted for funds transfer pricing and internal allocations of certain expenses and excludes non-core non-interest income and expense.

Banking Segment

The following table summarizes certain financial information for the Banking Segment for the periods presented (in thousands):

	1Q17	4Q16	3Q16	2Q16	1Q16
Net interest income	$131,449	$133,688	$119,685	$112,152	$109,608
Provision for credit losses	3,527	4,193	4,394	2,995	7,001
Net interest income after provision for credit losses	127,922	129,495	115,291	109,157	102,607
Non-interest income:
Lease financing revenue, net	1,545	1,050	890	789	679
Commercial deposit and treasury management fees	14,689	14,237	12,957	11,548	11,878
Trust and asset management fees	8,520	8,442	8,244	8,236	7,950
Card fees	4,566	4,340	4,161	4,045	3,525
Capital markets and international banking service fees	3,253	4,021	3,313	2,771	3,227
Other non-interest income	9,306	9,314	10,252	8,544	7,789
Total non-interest income	41,879	41,404	39,817	35,933	35,048
Non-interest expense:
Salaries and employee benefits expense:
Salaries	42,120	42,797	38,575	35,951	34,527
Commissions	1,107	1,090	1,172	1,424	1,396
Bonus and stock-based compensation	10,619	9,535	10,553	10,852	6,476
Other salaries and benefits (1)	13,705	13,920	13,657	11,987	11,003
Total salaries and employee benefits expense	67,551	67,342	63,957	60,214	53,402
Occupancy and equipment expense	12,117	12,765	11,724	10,561	10,430
Computer services and telecommunication expense	7,514	8,813	7,418	6,945	6,446
Professional and legal expense	1,600	1,281	1,566	2,385	1,486
Other operating expenses	18,255	17,430	16,467	16,587	15,570
Total non-interest expense	107,037	107,631	101,132	96,692	87,334
Income before income taxes	62,764	63,268	53,976	48,398	50,321
Income tax expense	17,168	19,422	16,287	14,353	14,927
Net income	$45,596	$43,846	$37,689	$34,045	$35,394
Total assets (period end)	$16,009,339	$16,368,881	$16,453,379	$13,296,238	$13,235,848

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

Net income from our Banking Segment for the first quarter of 2017 increased $1.8 million compared to the prior quarter.

•	Net interest income decreased due to two fewer days during the quarter.

•
Provision for credit losses decreased reflecting stable credit quality as well as net recoveries for the quarter. We continue to provide for credit losses for loans acquired in bank mergers reflecting the transfer from acquired to renewed status.

•
Non-interest income was consistent with the prior quarter. Commercial deposit and treasury management fees increased due to additional fees paid by existing customers, and card fees increased as a result of promotional debit card income during the quarter. Lease financing revenue, which includes revenue related to investments in joint venture lease pools, increased in the quarter due to higher earnings from these lease pools. These increases were offset by a decrease in capital markets and international banking service fees mainly due to lower M&A advisory and swap fees.

•
Non-interest expense decreased mostly as a result of lower computer services and telecommunication expense driven by lower systems expense. This decrease was partially offset by higher bonus and stock-based compensation expense.

•
Income tax expense was lower as a result of $2.7 million of tax benefit recorded for the vesting of restricted shares and exercises of stock options compared to $849 thousand in the prior quarter. The tax expense or benefit related to the vesting of restricted shares and exercises of stock options can fluctuate from period to period based on activity and the stock price of our common shares.

•	Total assets decreased due to the transfer of previously acquired residential real estate loans to the Mortgage Banking Segment.

Leasing Segment

The following table summarizes certain financial information for the Leasing Segment for the periods presented (in thousands):

	1Q17	4Q16	3Q16	2Q16	1Q16
Net interest income	$2,269	$2,413	$2,168	$2,411	$2,423
Provision for credit losses	(135)	(1,750)	1,964	(356)	437
Net interest income after provision for credit losses	2,404	4,163	204	2,767	1,986
Non-interest income:
Lease financing revenue, net	20,253	19,005	17,974	14,919	18,367
Other non-interest income	1,173	754	785	786	839
Total non-interest income	21,426	19,759	18,759	15,705	19,206
Non-interest expense:
Salaries and employee benefits expense:
Salaries	4,810	4,811	4,550	4,242	3,810
Commissions	2,572	1,038	1,597	1,274	2,958
Bonus and stock-based compensation	955	1,516	950	829	872
Other salaries and benefits (1)	1,581	1,317	1,310	1,262	1,443
Total salaries and employee benefits expense	9,918	8,682	8,407	7,607	9,083
Occupancy and equipment expense	944	929	966	947	895
Computer services and telecommunication expense	458	483	432	431	363
Professional and legal expense	399	652	802	414	409
Other operating expenses	2,088	1,714	1,997	1,716	1,447
Total non-interest expense	13,807	12,460	12,604	11,115	12,197
Income before income taxes	10,023	11,462	6,359	7,357	8,995
Income tax expense	4,119	4,653	2,484	2,879	3,509
Net income	$5,904	$6,809	$3,875	$4,478	$5,486
Total assets (period end)	$1,173,558	$1,224,169	$1,126,847	$1,081,723	$1,045,117

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

Net income from our Leasing Segment for the first quarter of 2017 decreased $905 thousand compared to the prior quarter.

•	Prior quarter included a $1.8 million negative provision for credit losses due to improvement of a potential problem loan.

•	Lease financing revenue increased as a result of higher promotional income and residual gains partly offset by the decrease in fees from the sale of third-party equipment maintenance contracts.

•
Non-interest expense increased due to higher commissions expense as a result of greater lease financing revenue and lower indirect capitalized costs. Bonus and stock-based compensation was higher in the prior quarter as a result of strong performance in 2016.

Mortgage Banking Segment

The following table summarizes certain financial information for the Mortgage Banking Segment for the periods presented (in thousands):

	1Q17	4Q16	3Q16	2Q16	1Q16
Net interest income	$9,325	$9,113	$8,918	$8,039	$7,273
Provision for credit losses	342	179	191	190	125
Net interest income after provision for credit losses	8,983	8,934	8,727	7,849	7,148
Non-interest income:
Mortgage origination revenue	21,465	29,317	39,962	31,417	16,894
Mortgage servicing revenue	6,314	2,960	9,133	8,198	10,588
Other non-interest income	—	—	—	—	(3)
Total non-interest income	27,779	32,277	49,095	39,615	27,479
Non-interest expense:
Salaries and employee benefits expense:
Salaries	11,881	12,945	12,958	12,088	11,450
Commissions	4,932	8,178	8,554	7,226	5,016
Bonus and stock-based compensation	716	1,116	1,477	1,190	1,309
Other salaries and benefits (1)	4,978	5,786	6,730	5,875	5,242
Total salaries and employee benefits expense	22,507	28,025	29,719	26,379	23,017
Occupancy and equipment expense	1,979	1,900	1,972	1,899	1,935
Computer services and telecommunication expense	1,663	1,910	1,881	1,890	1,941
Professional and legal expense	595	418	411	421	597
Other operating expenses	7,238	6,971	6,587	6,309	5,484
Total non-interest expense	33,982	39,224	40,570	36,898	32,974
Income before income taxes	2,780	1,987	17,252	10,566	1,653
Income tax expense	1,101	795	6,901	4,226	661
Net income	$1,679	$1,192	$10,351	$6,340	$992
Total assets (period end)	$1,963,165	$1,709,267	$1,761,656	$1,617,829	$1,294,688

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

Net income from our Mortgage Banking Segment for the first quarter of 2017 increased $487 thousand compared to the prior quarter.

•	Lower mortgage origination volume and lower gain on sale margin caused a decrease in mortgage origination revenue.

•	Mortgage servicing revenue increased due to higher servicing revenue and a lower decrease in the fair value of the mortgage servicing asset net of the related economic hedge activity.

•
Non-interest expense decreased mostly due to lower salaries and employee benefits expense. Salaries expense decreased as a result of a decline in the number of full time equivalent employees. Commissions expense decreased due to lower mortgage origination volume.

•	Computer services and telecommunication expense decreased due to lower systems expense.

•	Total assets increased due to the transfer of previously acquired residential real estate loans from the Banking Segment and loan growth partially offset by a decrease in loans held for sale.

FORWARD-LOOKING STATEMENTS

When used in this document and in reports filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the MB Financial-American Chartered merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (5) the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (9) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (10) our ability to realize the residual values of its direct finance, leveraged and operating leases; (11) the ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
ASSETS
Cash and due from banks	$368,078	$364,783	$351,009	$303,037	$271,732
Interest earning deposits with banks	102,328	98,686	125,250	123,086	113,785
Total cash and cash equivalents	470,406	463,469	476,259	426,123	385,517
Investment securities:
Securities available for sale, at fair value	1,657,950	1,696,195	1,859,356	1,477,395	1,532,844
Securities held to maturity, at amortized cost	1,056,008	1,069,750	1,115,262	1,151,415	1,191,910
Non-marketable securities - FHLB and FRB Stock	144,427	143,276	146,209	130,232	121,750
Total investment securities	2,858,385	2,909,221	3,120,827	2,759,042	2,846,504
Loans held for sale	493,261	716,883	899,412	843,379	632,196
Loans:
Total loans, excluding purchased credit-impaired loans	12,789,667	12,605,726	12,379,358	10,061,076	9,820,903
Purchased credit-impaired loans	168,814	163,077	161,338	136,811	140,445
Total loans	12,958,481	12,768,803	12,540,696	10,197,887	9,961,348
Less: Allowance for loan and lease losses	144,170	139,366	139,528	135,614	134,493
Net loans	12,814,311	12,629,437	12,401,168	10,062,273	9,826,855
Lease investments, net	315,523	311,327	277,647	233,320	216,046
Premises and equipment, net	290,767	293,910	283,112	243,319	238,578
Cash surrender value of life insurance	202,233	200,945	199,628	138,657	137,807
Goodwill	999,925	1,001,038	993,799	725,039	725,068
Other intangibles	60,869	62,959	65,395	41,569	43,186
Mortgage servicing rights, at fair value	251,498	238,011	154,730	134,969	145,800
Other real estate owned, net	14,706	26,279	33,105	27,663	28,309
Other real estate owned related to FDIC transactions	3,864	5,006	5,177	8,356	10,397
Other assets	370,314	443,832	431,623	352,081	339,390
Total assets	$19,146,062	$19,302,317	$19,341,882	$15,995,790	$15,575,653
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Non-interest bearing	$6,211,173	$6,408,169	$6,410,334	$4,775,364	$4,667,410
Interest bearing	7,788,210	7,702,279	7,868,932	6,660,732	6,866,416
Total deposits	13,999,383	14,110,448	14,279,266	11,436,096	11,533,826
Short-term borrowings	1,550,628	1,569,288	1,496,319	1,246,994	884,101
Long-term borrowings	315,618	311,790	311,645	518,545	439,615
Junior subordinated notes issued to capital trusts	210,769	210,668	209,159	185,925	185,820
Accrued expenses and other liabilities	453,236	520,914	482,085	451,695	409,406
Total liabilities	16,529,634	16,723,108	16,778,474	13,839,255	13,452,768
Stockholders' Equity
Preferred stock	115,572	115,572	116,507	115,280	115,280
Common stock	857	856	855	757	756
Additional paid-in capital	1,675,956	1,678,826	1,674,341	1,288,777	1,284,438
Retained earnings	875,295	838,892	809,769	783,468	756,272
Accumulated other comprehensive income	8,415	5,190	23,763	28,731	24,687
Treasury stock	(59,667)	(60,384)	(62,084)	(60,732)	(59,863)
Controlling interest stockholders' equity	2,616,428	2,578,952	2,563,151	2,156,281	2,121,570
Noncontrolling interest	—	257	257	254	1,315
Total stockholders' equity	2,616,428	2,579,209	2,563,408	2,156,535	2,122,885
Total liabilities and stockholders' equity	$19,146,062	$19,302,317	$19,341,882	$15,995,790	$15,575,653

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars in thousands, except per share data)	1Q17	4Q16	3Q16	2Q16	1Q16
Interest income:
Loans:
Taxable	$133,737	$134,048	$118,675	$110,231	$104,923
Nontaxable	2,880	2,947	2,846	2,741	2,586
Investment securities:
Taxable	9,122	9,362	8,844	7,799	9,566
Nontaxable	9,973	10,220	10,382	10,644	10,776
Other interest earning accounts	199	157	164	125	141
Total interest income	155,911	156,734	140,911	131,540	127,992
Interest expense:
Deposits	7,475	7,324	6,681	5,952	5,622
Short-term borrowings	2,380	1,472	1,092	910	721
Long-term borrowings and junior subordinated notes	3,013	2,724	2,367	2,076	2,345
Total interest expense	12,868	11,520	10,140	8,938	8,688
Net interest income	143,043	145,214	130,771	122,602	119,304
Provision for credit losses	3,734	2,622	6,549	2,829	7,563
Net interest income after provision for credit losses	139,309	142,592	124,222	119,773	111,741
Non-interest income:
Mortgage banking revenue	27,779	32,277	49,095	39,615	27,482
Lease financing revenue, net	21,418	19,868	18,864	15,708	19,046
Commercial deposit and treasury management fees	14,689	14,237	12,957	11,548	11,878
Trust and asset management fees	8,520	8,442	8,244	8,236	7,950
Card fees	4,566	4,340	4,161	4,045	3,525
Capital markets and international banking service fees	3,253	4,021	3,313	2,771	3,227
Consumer and other deposit service fees	3,363	3,563	3,559	3,161	3,025
Brokerage fees	1,125	887	1,294	1,315	1,158
Loan service fees	1,969	1,952	1,792	1,961	1,752
Increase in cash surrender value of life insurance	1,288	1,316	1,055	850	854
Net gain on investment securities	231	178	—	269	—
Net (loss) gain on disposal of other assets	(123)	(749)	5	(2)	(48)
Other operating income	3,695	2,491	4,048	2,523	1,844
Total non-interest income	91,773	92,823	108,387	92,000	81,693
Non-interest expense:
Salaries and employee benefits expense	101,551	108,428	111,478	95,004	85,591
Occupancy and equipment expense	15,044	15,689	14,766	13,415	13,260
Computer services and telecommunication expense	9,440	11,800	12,836	9,777	9,055
Advertising and marketing expense	3,161	3,045	3,084	2,964	2,878
Professional and legal expense	2,691	2,509	4,460	3,321	2,589
Other intangible amortization expense	2,091	2,388	1,674	1,617	1,626
Branch exit and facilities impairment charges	(682)	—	(2,908)	155	44
Net loss (gain) recognized on other real estate owned and other related expense	844	(790)	(721)	258	(346)
Other operating expenses	21,525	22,691	25,716	21,395	21,103
Total non-interest expense	155,665	165,760	170,385	147,906	135,800
Income before income taxes	75,417	69,655	62,224	63,867	57,634
Income tax expense	20,880	22,464	17,805	20,455	18,520
Net income	54,537	47,191	44,419	43,412	39,114
Dividends on preferred shares	2,003	2,005	2,004	2,000	2,000
Net income available to common stockholders	$52,534	$45,186	$42,415	$41,412	$37,114

	1Q17	4Q16	3Q16	2Q16	1Q16
Common share data:
Basic earnings per common share	$0.63	$0.54	$0.55	$0.56	$0.51
Diluted earnings per common share	0.62	0.53	0.54	0.56	0.50
Weighted average common shares outstanding for basic earnings per common share	83,662,430	83,484,899	77,506,885	73,475,258	73,330,731
Weighted average common shares outstanding for diluted earnings per common share	84,778,130	84,674,181	78,683,170	74,180,374	73,966,935
Common shares outstanding (at end of period)	83,832,648	83,725,269	83,555,257	73,740,348	73,639,487

SELECTED FINANCIAL DATA

	1Q17	4Q16	3Q16	2Q16	1Q16
Performance Ratios:
Annualized return on average assets	1.16%	0.98%	1.02%	1.11%	1.02%
Annualized operating return on average assets (1)	1.13	1.07	1.20	1.15	1.09
Annualized return on average common equity	8.62	7.36	7.67	8.27	7.52
Annualized operating return on average common equity (1)	8.39	8.12	9.02	8.56	8.08
Annualized cash return on average tangible common equity (2)	15.27	13.22	12.99	13.53	12.47
Annualized cash operating return on average tangible common equity (3)	14.88	14.54	15.23	13.99	13.37
Net interest rate spread	3.52	3.48	3.50	3.64	3.63
Cost of funds (4)	0.33	0.28	0.28	0.27	0.27
Efficiency ratio (5)	63.99	64.62	62.69	65.32	63.49
Annualized net non-interest expense to average assets (6)	1.35	1.35	1.06	1.35	1.31
Core non-interest income to revenues (7)	37.87	38.15	43.98	41.40	39.38
Net interest margin	3.57	3.50	3.49	3.60	3.57
Tax equivalent effect	0.17	0.17	0.19	0.21	0.22
Net interest margin - fully tax equivalent basis (8)	3.74	3.67	3.68	3.81	3.79
Net interest margin - fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans (9)	3.55	3.47	3.50	3.57	3.55
Loans to deposits	92.56	90.49	87.82	89.17	86.37
Asset Quality Ratios:
Non-performing loans (10) to total loans	0.38%	0.46%	0.43%	0.73%	0.95%
Non-performing assets (10) to total assets	0.34	0.45	0.45	0.64	0.79
Allowance for loan and lease losses to non-performing loans (10)	293.02	234.81	258.82	181.46	142.00
Allowance for loan and lease losses to total loans	1.11	1.09	1.11	1.33	1.35
Net loan (recoveries) charge-offs to average loans, excluding loans held for sale (annualized)	(0.03)	0.10	0.09	0.09	0.06
Capital Ratios:
Tangible equity to tangible assets (11)	8.71%	8.42%	8.34%	9.21%	9.24%
Tangible common equity to tangible assets (12)	8.07	7.79	7.71	8.46	8.46
Tangible common equity to risk weighted assets (13)	9.07	8.80	8.83	9.75	9.54
Total capital (to risk-weighted assets) (14)	11.80	11.63	11.66	12.81	12.65
Tier 1 capital (to risk-weighted assets) (14)	9.54	9.40	9.40	11.77	11.60
Common equity tier 1 capital (to risk-weighted assets) (14)	8.84	8.72	8.71	9.52	9.33
Tier 1 capital (to average assets) (14)	8.58	8.38	9.29	10.41	10.38
Per Share Data:
Book value per common share (15)	$29.83	$29.43	$29.28	$27.68	$27.26
Less: goodwill and other intangible assets, net of tax benefit, per common share	12.40	12.45	12.40	10.20	10.22
Tangible book value per common share (16)	$17.43	$16.98	$16.88	$17.48	$17.04
Cash dividends per common share	$0.19	$0.19	$0.19	$0.19	$0.17

(1)
Annualized operating return on average assets is computed by dividing annualized operating earnings by average total assets. Annualized operating return on average common equity is computed by dividing annualized operating earnings by average common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(2)
Annualized cash return on average tangible common equity is computed by dividing net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) by average tangible common equity (average common stockholders' equity less average goodwill and average other intangibles, net of tax benefit).

(3)
Annualized cash operating return on average tangible common equity is computed by dividing annualized cash operating earnings (operating earnings plus other intangibles amortization expense, net of tax benefit, less dividends on preferred shares) by average tangible common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(4)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.

(5)
Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(6)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(7)
Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(8)	Represents net interest income on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.

(9)
Represents net interest income on a fully tax equivalent basis assuming a 35% tax rate, excluding acquisition accounting discount accretion on bank merger loans as a percentage of average interest earning assets.

(10)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(11)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(13)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by risk-weighted assets. Current quarter risk-weighted assets are estimated.

(14)	Current quarter ratios are estimated.

(15)	Equals total ending common stockholders’ equity divided by common shares outstanding.

(16)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

BALANCE SHEET DETAILS TO FOLLOW

INVESTMENT SECURITIES

The following table sets forth, by type, the carrying value of our investment securities, excluding FHLB and FRB stock, as well as the unrealized gain, net of our investment securities available for sale as of the dates indicated (in thousands):

	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$23,330	$23,415	$53,968	$54,457	$64,762
States and political subdivisions	389,109	391,365	410,737	400,948	398,024
Mortgage-backed securities	1,056,529	1,076,692	1,173,330	785,367	834,559
Corporate bonds	178,097	193,895	210,193	225,525	224,530
Equity securities	10,885	10,828	11,128	11,098	10,969
Total fair value	$1,657,950	$1,696,195	$1,859,356	$1,477,395	$1,532,844

Unrealized gain, net
Government sponsored agencies and enterprises	$126	$148	$512	$783	$1,162
States and political subdivisions	17,780	14,824	27,696	31,132	27,018
Mortgage-backed securities	(2,412)	(4,001)	12,534	16,258	13,734
Corporate bonds	762	731	1,253	795	(1,127)
Equity securities	(172)	(172)	196	226	155
Total unrealized gain, net	$16,084	$11,530	$42,191	$49,194	$40,942

Securities held to maturity, at amortized cost:
States and political subdivisions	$910,336	$910,608	$939,491	$960,784	$986,340
Mortgage-backed securities	145,672	159,142	175,771	190,631	205,570
Total amortized cost	$1,056,008	$1,069,750	$1,115,262	$1,151,415	$1,191,910

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on period end balances as of the dates indicated (dollars in thousands):

	3/31/2017		12/31/2016		9/30/2016		6/30/2016		3/31/2016
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related loans:
Commercial	$4,364,122	34%	$4,346,506	34%	$4,385,812	35%	$3,561,500	35%	$3,509,604	36%
Commercial loans collateralized by assignment of lease payments (lease loans)	2,008,601	16	2,002,976	16	1,873,380	15	1,794,465	18	1,774,104	18
Commercial real estate	3,734,171	29	3,788,016	29	3,794,801	30	2,827,720	28	2,831,814	28
Construction real estate	554,942	4	518,562	4	451,023	4	357,807	3	310,278	3
Total commercial-related loans	10,661,836	83	10,656,060	83	10,505,016	84	8,541,492	84	8,425,800	85
Other loans:
Residential real estate	1,227,218	9	1,060,828	8	998,827	8	753,707	7	677,791	7
Indirect vehicle	573,792	4	541,680	4	522,271	4	491,480	5	432,915	4
Home equity	246,805	2	266,377	2	275,288	2	198,622	2	207,079	2
Consumer	80,016	1	80,781	1	77,956	1	75,775	1	77,318	1
Total other loans	2,127,831	16	1,949,666	15	1,874,342	15	1,519,584	15	1,395,103	14
Total loans, excluding purchased credit-impaired loans	12,789,667	99	12,605,726	98	12,379,358	99	10,061,076	99	9,820,903	99
Purchased credit-impaired loans	168,814	1	163,077	2	161,338	1	136,811	1	140,445	1
Total loans	$12,958,481	100%	$12,768,803	100%	$12,540,696	100%	$10,197,887	100%	$9,961,348	100%
Change from prior quarter	+1.5%		+1.8%		+23.0%		+2.4%		+1.7%
Change from same quarter one year ago	+30.1%		+30.4%		+33.6%		+12.1%		+11.7%

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on quarterly average balances for the periods indicated (dollars in thousands):

	1Q17		4Q16		3Q16		2Q16		1Q16
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related loans:
Commercial	$4,269,545	34%	$4,274,398	35%	$3,850,588	35%	$3,522,641	35%	$3,531,441	36%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,938,564	15	1,896,486	15	1,825,505	16	1,777,763	18	1,754,558	18
Commercial real estate	3,742,505	30	3,775,599	30	3,183,131	29	2,821,516	28	2,734,148	28
Construction real estate	554,612	4	486,861	4	397,480	4	351,079	3	276,797	3
Total commercial-related loans	10,505,226	83	10,433,344	84	9,256,704	84	8,472,999	84	8,296,944	85
Other loans:
Residential real estate	1,133,927	9	1,031,152	8	862,393	7	710,384	7	640,231	7
Indirect vehicle	552,669	4	532,782	4	507,772	5	462,053	5	404,473	4
Home equity	253,654	2	273,694	2	231,399	2	202,228	2	210,678	2
Consumer	81,564	1	80,113	1	77,451	1	78,108	1	80,569	1
Total other loans	2,021,814	16	1,917,741	15	1,679,015	15	1,452,773	15	1,335,951	14
Total loans, excluding purchased credit-impaired loans	12,527,040	99	12,351,085	99	10,935,719	99	9,925,772	99	9,632,895	99
Purchased credit-impaired loans	156,058	1	152,509	1	135,548	1	136,415	1	139,451	1
Total loans	$12,683,098	100%	$12,503,594	100%	$11,071,267	100%	$10,062,187	100%	$9,772,346	100%
Change from prior quarter	+1.4%		+12.9%		+10.0%		+3.0%		+2.5%
Change from same quarter one year ago	+29.8%		+31.1%		+20.5%		+12.2%		+9.9%

ASSET QUALITY

The following table presents a summary of criticized assets (excluding loans held for sale and excluding other real estate owned acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Non-performing loans:
Non-accrual loans (1)	$47,042	$48,974	$52,135	$67,544	$93,602
Loans 90 days or more past due, still accruing interest	2,159	10,378	1,774	7,190	1,112
Total non-performing loans	49,201	59,352	53,909	74,734	94,714
Other real estate owned	14,706	26,279	33,105	27,663	28,309
Repossessed assets	477	322	453	459	187
Total non-performing assets	$64,384	$85,953	$87,467	$102,856	$123,210
Potential problem loans (2)	$153,779	$144,544	$111,594	$99,782	$110,193
Purchased credit-impaired loans (3)	$168,814	$163,077	$161,338	$136,811	$140,445
Total non-performing, potential problem and purchased credit-impaired loans	$371,794	$366,973	$326,841	$311,327	$345,352

Total allowance for loan and lease losses	$144,170	$139,366	$139,528	$135,614	$134,493
Accruing restructured loans (4)	31,384	32,687	28,561	26,715	27,269
Total non-performing loans to total loans	0.38%	0.46%	0.43%	0.73%	0.95%
Total non-performing assets to total assets	0.34	0.45	0.45	0.64	0.79
Allowance for loan and lease losses to non-performing loans	293.02	234.81	258.82	181.46	142.00

(1)
Includes $20.7 million, $27.1 million, $23.4 million, $28.9 million and $24.0 million of restructured loans on non-accrual status at March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.

(2)
We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.  Potential problem loans carry a higher probability of default and require additional attention by management.

(3)
Includes $68.8 million, $66.1 million, $60.1 million, $54.1 million and $50.4 million of Government National Mortgage Association ("GNMA") loans that have been repurchased at March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.

(4)	Accruing restructured loans consist of loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

The following table presents data related to non-performing loans by category (excluding loans held for sale and purchased credit-impaired loans that were previously acquired as part of our FDIC-assisted transactions and bank mergers) as of the dates indicated (in thousands):

	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Commercial and lease	$8,739	$15,189	$14,898	$29,509	$28,590
Commercial real estate	8,719	11,767	4,655	7,163	27,786
Consumer-related	31,743	32,396	34,356	38,062	38,338
Total non-performing loans	$49,201	$59,352	$53,909	$74,734	$94,714

Below is a reconciliation of the activity in our allowance for credit and loan and lease losses for the periods indicated (dollars in thousands):

	1Q17	4Q16	3Q16	2Q16	1Q16
Allowance for credit losses, balance at the beginning of period	$141,842	$142,399	$138,333	$137,732	$131,508
Provision for credit losses	3,734	2,622	6,549	2,829	7,563
Charge-offs	3,373	6,442	4,157	6,424	3,588
Recoveries	4,295	3,263	1,674	4,196	2,249
Net (recoveries) charge-offs	(922)	3,179	2,483	2,228	1,339
Allowance for credit losses	146,498	141,842	142,399	138,333	137,732
Allowance for unfunded credit commitments	(2,328)	(2,476)	(2,871)	(2,719)	(3,239)
Allowance for loan and lease losses	$144,170	$139,366	$139,528	$135,614	$134,493
Total loans, excluding loans held for sale	$12,958,481	$12,768,803	$12,540,696	$10,197,887	$9,961,348
Average loans, excluding loans held for sale	12,683,098	12,503,594	11,071,267	10,062,187	9,772,346
Allowance for loan and lease losses to total loans, excluding loans held for sale	1.11%	1.09%	1.11%	1.33%	1.35%
Net loan (recoveries) charge-offs to average loans, excluding loans held for sale (annualized)	(0.03)	0.10	0.09	0.09	0.06

The following table presents the three elements of the Company's allowance for loan and lease losses as of the dates indicated (dollars in thousands):

	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Commercial related loans:
General reserve	$125,370	$120,221	$112,653	$108,972	$98,001
Specific reserve	1,272	3,243	9,698	12,205	20,995
Consumer related reserve	17,528	15,902	17,177	14,437	15,497
Total allowance for loan and lease losses	$144,170	$139,366	$139,528	$135,614	$134,493

Changes in the acquisition accounting discount for purchased credit-impaired ("PCI") and non-purchased credit-impaired ("Non-PCI") loans acquired in bank mergers were as follows for the three months ended March 31, 2017 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$27,617	$16,050	$36,598	$80,265
Purchases (1)	(1,687)	43	(202)	(1,846)
Charge-offs	(5,172)	—	—	(5,172)
Accretion	—	(2,188)	(4,970)	(7,158)
Transfer (2)	(1,006)	1,006	—	—
Balance at end of period	$19,752	$14,911	$31,426	$66,089

(1)	The acquisition accounting discount for loans acquired in the American Chartered merger was revised compared to previously reported balances. The change is reflected in this line.

(2)	The transfer from non-accretable discount on purchased credit-impaired loans to accretable discount was due to better than expected cash flows on several pools of purchased credit-impaired loans.

DEPOSIT MIX

The following table shows the composition of deposits based on period end balances as of the dates indicated (dollars in thousands):

	3/31/2017		12/31/2016		9/30/2016		6/30/2016		3/31/2016
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Non-interest bearing deposits	$6,211,173	44%	$6,408,169	46%	$6,410,334	45%	$4,775,364	42%	$4,667,410	40%
Money market, NOW and interest bearing deposits	4,580,773	33	4,543,004	32	4,660,407	33	3,771,111	33	4,048,054	35
Savings deposits	1,126,879	8	1,135,992	8	1,147,900	8	1,021,845	9	991,300	9
Total low cost deposits	11,918,825	85	12,087,165	86	12,218,641	86	9,568,320	84	9,706,764	84
Certificates of deposit:
Certificates of deposit	1,261,228	9	1,225,102	9	1,298,186	9	1,220,562	11	1,255,457	11
Brokered certificates of deposit	819,330	6	798,181	5	762,439	5	647,214	5	571,605	5
Total certificates of deposit	2,080,558	15	2,023,283	14	2,060,625	14	1,867,776	16	1,827,062	16
Total deposits	$13,999,383	100%	$14,110,448	100%	$14,279,266	100%	$11,436,096	100%	$11,533,826	100%
Change from prior quarter	-0.8%		-1.2%		+24.9%		-0.8%		+0.2%
Change from same quarter one year ago	+21.4%		+22.6%		+26.9%		+5.3%		+4.7%

The following table shows the composition of deposits based on quarterly average balances for the periods indicated (dollars in thousands):

	1Q17		4Q16		3Q16		2Q16		1Q16
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Non-interest bearing deposits	$6,209,402	45%	$6,454,025	45%	$5,524,043	43%	$4,806,692	42%	$4,606,008	40%
Money market, NOW and interest bearing deposits	4,529,402	33	4,628,698	33	4,161,913	33	3,836,134	33	4,109,150	36
Savings deposits	1,131,757	8	1,140,926	8	1,080,609	8	1,006,902	9	984,019	9
Total low cost deposits	11,870,561	86	12,223,649	86	10,766,565	84	9,649,728	84	9,699,177	85
Certificates of deposit:
Certificates of deposit	1,245,152	9	1,263,675	9	1,257,959	10	1,237,198	11	1,237,971	11
Brokered certificates of deposit	815,473	5	779,411	5	702,030	6	598,702	5	534,910	4
Total certificates of deposit	2,060,625	14	2,043,086	14	1,959,989	16	1,835,900	16	1,772,881	15
Total deposits	$13,931,186	100%	$14,266,735	100%	$12,726,554	100%	$11,485,628	100%	$11,472,058	100%
Change from prior quarter	-2.4%		+12.1%		+10.8%		+0.1%		-0.5%
Change from same quarter one year ago	+21.4%		+23.7%		+13.2%		+5.4%		+4.4%

STATEMENT OF OPERATIONS DETAILS TO FOLLOW

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	1Q17			4Q16			1Q16
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$565,128	$5,033	3.56%	$859,254	$7,100	3.31%	$661,021	$5,966	3.61%
Loans (1) (2) (3):
Commercial-related loans:
Commercial	4,269,545	45,755	4.29	4,274,398	45,255	4.14	3,531,441	37,357	4.18
Commercial loans collateralized by assignment of lease payments (lease loans)	1,938,564	17,781	3.67	1,896,486	17,275	3.64	1,754,558	16,577	3.78
Commercial real estate	3,742,505	40,500	4.33	3,775,599	41,508	4.30	2,734,148	28,039	4.06
Construction real estate	554,612	5,569	4.02	486,861	4,592	3.69	276,797	2,902	4.15
Total commercial-related loans	10,505,226	109,605	4.17	10,433,344	108,630	4.07	8,296,944	84,875	4.05
Other loans:
Residential real estate	1,133,927	9,441	3.33	1,031,152	8,522	3.31	640,231	5,695	3.56
Home equity	253,654	2,502	4.00	273,694	2,651	3.85	210,678	2,033	3.88
Indirect	552,669	6,111	4.48	532,782	6,198	4.63	404,473	4,758	4.73
Consumer	81,564	800	3.98	80,113	776	3.86	80,569	794	3.97
Total other loans	2,021,814	18,854	3.78	1,917,741	18,147	3.76	1,335,951	13,280	4.00
Total loans, excluding purchased credit-impaired loans	12,527,040	128,459	4.16	12,351,085	126,777	4.08	9,632,895	98,155	4.10
Purchased credit-impaired loans	156,058	4,675	12.15	152,509	4,704	12.27	139,451	4,780	13.75
Total loans	12,683,098	133,134	4.26	12,503,594	131,481	4.18	9,772,346	102,935	4.24
Taxable investment securities	1,593,209	9,122	2.29	1,721,537	9,362	2.18	1,524,583	9,566	2.51
Investment securities exempt from federal income taxes (3)	1,278,150	15,344	4.80	1,304,931	15,724	4.82	1,362,468	16,579	4.87
Federal funds sold	38	0	1.23	36	0	1.00	42	0	1.00
Other interest earning deposits	130,553	199	0.62	107,311	157	0.58	113,748	141	0.50
Total interest earning assets	$16,250,176	$162,832	4.06%	$16,496,663	$163,824	3.95%	$13,434,208	$135,187	4.05%
Non-interest earning assets	2,752,806			2,696,084			2,053,357
Total assets	$19,002,982			$19,192,747			$15,487,565
Interest Bearing Liabilities:
Core funding:
Money market, NOW and interest bearing deposits	$4,529,402	$2,622	0.23%	$4,628,698	$2,593	0.22%	$4,109,150	$2,086	0.20%
Savings deposits	1,131,757	255	0.09	1,140,926	273	0.10	984,019	159	0.06
Certificates of deposit	1,245,152	1,690	0.55	1,263,675	1,728	0.54	1,237,971	1,413	0.46
Customer repurchase agreements	198,977	100	0.20	247,273	129	0.21	190,114	94	0.20
Total core funding	7,105,288	4,667	0.27	7,280,572	4,723	0.26	6,521,254	3,752	0.23
Wholesale funding:
Brokered certificates of deposit (includes fee expense)	815,473	2,908	1.45	779,411	2,730	1.39	534,910	1,964	1.48
Other borrowings	1,819,393	5,293	1.16	1,638,605	4,067	0.97	1,327,274	2,972	0.89
Total wholesale funding	2,634,866	8,201	1.26	2,418,016	6,797	1.12	1,862,184	4,936	1.07
Total interest bearing liabilities	$9,740,154	$12,868	0.54%	$9,698,588	$11,520	0.47%	$8,383,438	$8,688	0.42%
Non-interest bearing deposits	6,209,402			6,454,025			4,606,008
Other non-interest bearing liabilities	465,083			482,449			398,460
Stockholders' equity	2,588,343			2,557,685			2,099,659
Total liabilities and stockholders' equity	$19,002,982			$19,192,747			$15,487,565
Net interest income/interest rate spread (4)		$149,964	3.52%		$152,304	3.48%		$126,499	3.63%
Taxable equivalent adjustment		6,921			7,090			7,195
Net interest income, as reported		$143,043			$145,214			$119,304
Net interest margin (5)			3.57%			3.50%			3.57%
Tax equivalent effect			0.17%			0.17%			0.22%
Net interest margin on a fully tax equivalent basis (5)			3.74%			3.67%			3.79%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The tables below reflect the impact the acquisition accounting loan discount accretion on acquired loans had on the loan yield and net interest margin on a fully tax equivalent basis for the periods indicated (dollars in thousands):

	1Q17			4Q16			1Q16
	Average Balance	Interest	Yield	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on bank merger loans:
Total loans, as reported	$12,683,098	$133,134	4.26%	$12,503,594	$131,481	4.18%	$9,772,346	$102,935	4.24%
Less acquisition accounting discount accretion on non-PCI loans	(38,442)	4,970		(42,978)	4,854		(32,293)	4,950
Less acquisition accounting discount accretion on PCI loans	(33,811)	2,188		(34,360)	2,709		(25,696)	2,403
Total loans, excluding acquisition accounting discount accretion on bank merger loans	$12,755,351	$125,976	4.01%	$12,580,932	$123,918	3.92%	$9,830,335	$95,582	3.91%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans:
Total interest earning assets, as reported	$16,250,176	$149,964	3.74%	$16,496,663	$152,304	3.67%	$13,434,208	$126,499	3.79%
Less acquisition accounting discount accretion on non-PCI loans	(38,442)	4,970		(42,978)	4,854		(32,293)	4,950
Less acquisition accounting discount accretion on PCI loans	(33,811)	2,188		(34,360)	2,709		(25,696)	2,403
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans	$16,322,429	$142,806	3.55%	$16,574,001	$144,741	3.47%	$13,492,197	$119,146	3.55%

NON-INTEREST INCOME

The following table presents non-interest income (in thousands):

	1Q17	4Q16	3Q16	2Q16	1Q16
Core non-interest income:
Key fee initiatives:
Mortgage banking revenue	$27,779	$32,277	$49,095	$39,615	$27,482
Lease financing revenue, net	21,418	19,868	18,864	15,708	19,046
Commercial deposit and treasury management fees	14,689	14,237	12,957	11,548	11,878
Trust and asset management fees	8,520	8,442	8,244	8,236	7,950
Card fees	4,566	4,340	4,161	4,045	3,525
Capital markets and international banking service fees	3,253	4,021	3,313	2,771	3,227
Total key fee initiatives	80,225	83,185	96,634	81,923	73,108
Consumer and other deposit service fees	3,363	3,563	3,559	3,161	3,025
Brokerage fees	1,125	887	1,294	1,315	1,158
Loan service fees	1,969	1,952	1,792	1,961	1,752
Increase in cash surrender value of life insurance	1,288	1,316	1,055	850	854
Other operating income	2,734	2,350	3,337	2,043	1,836
Total core non-interest income	90,704	93,253	107,671	91,253	81,733
Non-core non-interest income:
Net gain on investment securities	231	178	—	269	—
Net (loss) gain on disposal of other assets	(123)	(749)	5	(2)	(48)
Increase in market value of assets held in trust for deferred compensation (1)	961	141	711	480	8
Total non-core non-interest income	1,069	(430)	716	747	(40)
Total non-interest income	$91,773	$92,823	$108,387	$92,000	$81,693

(1)	Resides in other operating income in the consolidated statements of operations.

NON-INTEREST EXPENSE

The following table presents non-interest expense (in thousands):

	1Q17	4Q16	3Q16	2Q16	1Q16
Core non-interest expense: (1)
Salaries and employee benefits expense:
Salaries	$58,811	$60,553	$56,083	$52,281	$49,787
Commissions	8,611	10,306	11,323	9,924	9,370
Bonus and stock-based compensation	12,290	12,167	12,980	12,871	8,657
Health and accident insurance	6,623	5,951	6,377	6,079	5,599
Other salaries and benefits (2)	13,641	15,072	15,320	13,045	12,089
Total salaries and employee benefits expense	99,976	104,049	102,083	94,200	85,502
Occupancy and equipment expense	15,040	15,594	14,662	13,407	13,260
Computer services and telecommunication expense	9,255	11,019	9,731	9,266	8,750
Advertising and marketing expense	3,161	3,039	3,031	2,923	2,855
Professional and legal expense	2,594	2,351	2,779	3,220	2,492
Other intangible amortization expense	2,091	2,388	1,674	1,617	1,626
Net loss (gain) recognized on other real estate owned (A)	607	(982)	(908)	15	(483)
Other real estate expense, net (A)	237	192	187	243	137
Other operating expenses	21,485	21,478	21,067	19,814	18,366
Total core non-interest expense	154,446	159,128	154,306	144,705	132,505
Non-core non-interest expense: (1)
Merger related and repositioning expenses (B)	258	6,491	11,368	2,566	3,287
Branch exit and facilities impairment charges	—	—	—	155	—
Contribution to MB Financial Charitable Foundation (C)	—	—	4,000	—	—
Increase in market value of assets held in trust for deferred compensation (D)	961	141	711	480	8
Total non-core non-interest expense	1,219	6,632	16,079	3,201	3,295
Total non-interest expense	$155,665	$165,760	$170,385	$147,906	$135,800

(1)
Letters denote the corresponding line items where these non-core non-interest expense items reside in the consolidated statements of operations as follows:  A – Net loss (gain) recognized on other real estate owned and other expense, B – See merger related and repositioning expenses table below, C – Other operating expenses, and D – Salaries and employee benefits.

(2)	Includes payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

The following table presents the detail of the merger related and repositioning expenses (in thousands):

	1Q17	4Q16	3Q16	2Q16	1Q16
Merger related and repositioning expenses (1):
Salaries and employee benefits expense	$614	$4,238	$8,684	$324	$81
Occupancy and equipment expense	4	95	104	8	—
Computer services and telecommunication expense	185	781	3,105	511	305
Advertising and marketing expense	—	6	53	41	23
Professional and legal expense	97	158	1,681	101	97
Branch exit and facilities impairment charges (2)	(682)	—	(2,908)	—	44
Contingent consideration expense - Celtic acquisition (3)	—	1,000	—	—	2,703
Other operating expenses	40	213	649	1,581	34
Total merger related and repositioning expenses	$258	$6,491	$11,368	$2,566	$3,287

(1)	Primarily includes costs incurred in connection with the American Chartered merger.

(2)
Includes a gain on the sale of a branch in the first quarter of 2017 and a reversal of an exit cost due to a favorable lease termination in the third quarter of 2016 on a branch acquired through the Taylor Capital merger.

(3)
Includes an increase in our contingent consideration accrual for our acquisition of Celtic Leasing Corp. as a result of stronger lease residual performance than previously estimated. Resides in other operating expenses in the consolidated statements of operations.

MORTGAGE BANKING SEGMENT DATA

The following table presents additional information regarding the Mortgage Banking Segment (dollars in thousands):

	1Q17	4Q16	3Q16	2Q16	1Q16
Mortgage origination revenue:
Gain on sale revenue, net (A)	$15,607	$23,576	$35,190	$27,032	$14,299
Origination fees	5,858	5,741	4,772	4,385	2,595
Total mortgage origination revenue	$21,465	$29,317	$39,962	$31,417	$16,894

Mortgage servicing revenue:
Servicing fees	$13,735	$12,610	$12,022	$11,418	$10,525
Amortization/prepayment of mortgage servicing rights (1)	(6,743)	(8,777)	(8,551)	(7,790)	(5,313)
Fair value changes of mortgage servicing rights	4,083	65,006	9,853	(19,035)	(29,178)
Economic hedge activity, net	(4,761)	(65,879)	(4,191)	23,605	34,554
Fair value changes of mortgage servicing rights net of economic hedge activity	(678)	(873)	5,662	4,570	5,376
Total mortgage servicing revenue	$6,314	$2,960	$9,133	$8,198	$10,588

Mortgage servicing rights, at fair value:
Beginning balance	$238,011	$154,730	$134,969	$145,800	$168,162
Originations/purchases	16,147	27,052	18,459	15,994	12,129
Amortization/prepayment (1)	(6,743)	(8,777)	(8,551)	(7,790)	(5,313)
Fair value changes	4,083	65,006	9,853	(19,035)	(29,178)
Ending balance	$251,498	$238,011	$154,730	$134,969	$145,800

Mortgage servicing book (unpaid principal balance of loans serviced for others)	$20,450,217	$19,683,073	$18,477,648	$17,739,626	$16,911,325
Mortgage servicing rights valuation	1.23%	1.21%	0.84%	0.76%	0.86%

Loans funded:
For sale	$1,073,357	$1,933,208	$1,853,146	$1,594,632	$1,244,985
For investment	212,745	121,198	123,228	114,412	83,819

Loans funded by purpose:
Refinance	41%	56%	48%	42%	49%
Purchase	59	44	52	58	51

Loans funded by channel:
Retail	23%	21%	22%	23%	19%
Third party	77	79	78	77	81

Originated for sale mortgage volume (2) (B)	$1,061,173	$1,419,871	$2,055,919	$1,712,602	$1,364,869

Gain on sale margin (A)/(B)	1.47%	1.66%	1.71%	1.58%	1.05%

(1)	Changes due to collection or realization of expected cash flows.

(2)	Includes change in mortgage rate lock commitments expected to close, change in loans held for sale and loans sold to investors during the period.

NON-GAAP FINANCIAL INFORMATION

This document contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include operating earnings, core non-interest income, core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, non-core non-interest income and non-core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on bank mergers loans, efficiency ratio and the ratio of annualized net non-interest expense to average assets with net gains on investment securities, net gains and losses on disposal of other assets and increase in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios and branch exit and facilities impairment charges, merger related and repositioning expenses, increase in market value of assets held in trust for deferred compensation and contribution to MB Financial Charitable Foundation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to tangible assets and tangible common equity to risk-weighted assets; tangible book value per common share; annualized operating return on average assets, annualized operating return on average common equity, annualized cash return on average tangible common equity and annualized cash operating return on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that operating earnings, core and non-core non-interest income and core and non-core non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

Management believes that operating earnings adjusted for merger related and repositioning expenses is a useful measure because it excludes expenses that can significantly fluctuate from acquisition to acquisition. In addition, management believes that excluding these expenses provides investors and analysts a measure to better understand the Company's primary operations when comparing the periods presented in the earnings release.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains on investment securities, net gains and losses on disposal of other assets and increase in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding branch exit and facilities impairment charges, merger related and repositioning expenses, increase in market value of assets held in trust for deferred compensation and contribution to MB Financial Charitable Foundation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures, excluding the impact of such items, provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliations of net interest margin on a fully tax equivalent basis to net interest margin and net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans to net interest margin are contained in the tables under “Net Interest Margin.” A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Data” table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under “Non-interest Income” and “Non-interest Expense.”

The following table presents a reconciliation of tangible equity to stockholders' equity (in thousands):

	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Stockholders' equity - as reported	$2,616,428	$2,579,209	$2,563,408	$2,156,535	$2,122,885
Less goodwill	999,925	1,001,038	993,799	725,039	725,068
Less other intangible assets, net of tax benefit	39,565	40,923	42,507	27,020	28,071
Tangible equity	$1,576,938	$1,537,248	$1,527,102	$1,404,476	$1,369,746

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Total assets - as reported	$19,146,062	$19,302,317	$19,341,882	$15,995,790	$15,575,653
Less goodwill	999,925	1,001,038	993,799	725,039	725,068
Less other intangible assets, net of tax benefit	39,565	40,923	42,507	27,020	28,071
Tangible assets	$18,106,572	$18,260,356	$18,305,576	$15,243,731	$14,822,514

The following table presents a reconciliation of tangible common equity to common stockholders' equity (in thousands):

	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Common stockholders' equity - as reported	$2,500,856	$2,463,637	$2,446,901	$2,041,255	$2,007,605
Less goodwill	999,925	1,001,038	993,799	725,039	725,068
Less other intangible assets, net of tax benefit	39,565	40,923	42,507	27,020	28,071
Tangible common equity	$1,461,366	$1,421,676	$1,410,595	$1,289,196	$1,254,466

The following table presents a reconciliation of average tangible equity to average common stockholders’ equity (in thousands):

	1Q17	4Q16	3Q16	2Q16	1Q16
Average common stockholders' equity - as reported	$2,472,771	$2,441,809	$2,201,095	$2,014,822	$1,984,379
Less average goodwill	1,001,005	994,053	835,894	725,011	725,070
Less average other intangible assets, net of tax benefit	40,052	41,471	32,744	27,437	28,511
Average tangible common equity	$1,431,714	$1,406,285	$1,332,457	$1,262,374	$1,230,798

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (in thousands):

	1Q17	4Q16	3Q16	2Q16	1Q16
Net income available to common stockholders - as reported	$52,534	$45,186	$42,415	$41,412	$37,114
Plus other intangible amortization expense, net of tax benefit	1,359	1,552	1,088	1,051	1,057
Net cash flow available to common stockholders	$53,893	$46,738	$43,503	$42,463	$38,171

The following table presents a reconciliation of net income to operating earnings (in thousands):

	1Q17	4Q16	3Q16	2Q16	1Q16
Net income - as reported	$54,537	$47,191	$44,419	$43,412	$39,114
Less non-core items:
Net gain on investment securities	231	178	—	269	—
Net (loss) gain on disposal of other assets	(123)	(749)	5	(2)	(48)
Increase in market value of assets held in trust for deferred compensation - other operating income	961	141	711	480	8
Merger related and repositioning expenses	(258)	(6,491)	(11,368)	(2,566)	(3,287)
Branch exit and facilities impairment charges	—	—	—	(155)	—
Contribution to MB Financial Charitable Foundation	—	—	(4,000)	—	—
Increase in market value of assets held in trust for deferred compensation - other operating expense	(961)	(141)	(711)	(480)	(8)
Total non-core items	(150)	(7,062)	(15,363)	(2,454)	(3,335)
Income tax expense on non-core items (1)	(1,508)	(2,406)	(6,074)	(1,003)	(577)
Income tax benefit resulting from early adoption of new stock-based compensation guidance	—	—	(1,793)	—	—
Non-core items, net of tax	1,358	(4,656)	(7,496)	(1,451)	(2,758)
Operating earnings	53,179	51,847	51,915	44,863	41,872
Dividends on preferred shares	2,003	2,005	2,004	2,000	2,000
Operating earnings available to common stockholders	$51,176	$49,842	$49,911	$42,863	$39,872
Diluted operating earnings per common share	$0.60	$0.59	$0.63	$0.58	$0.54
Weighted average common shares outstanding for diluted operating earnings per common share	84,778,130	84,674,181	78,683,170	74,180,374	73,966,935

(1)	The first quarter of 2017 includes a reversal of a tax liability no longer needed related to one of our acquired entities.

Efficiency Ratio Calculation (Dollars in Thousands)

	1Q17	4Q16	3Q16	2Q16	1Q16
Non-interest expense	$155,665	$165,760	$170,385	$147,906	$135,800
Less merger related and repositioning expenses	258	6,491	11,368	2,566	3,287
Less branch exit and facilities impairment charges	—	—	—	155	—
Less contribution to MB Financial Charitable Foundation	—	—	4,000	—	—
Less increase in market value of assets held in trust for deferred compensation	961	141	711	480	8
Non-interest expense - as adjusted	$154,446	$159,128	$154,306	$144,705	$132,505

Net interest income	$143,043	$145,214	$130,771	$122,602	$119,304
Tax equivalent adjustment	6,921	7,090	7,122	7,208	7,195
Net interest income on a fully tax equivalent basis	149,964	152,304	137,893	129,810	126,499
Plus non-interest income	91,773	92,823	108,387	92,000	81,693
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	694	709	568	458	460
Less net gain on investment securities	231	178	—	269	—
Less net (loss) gain on disposal of other assets	(123)	(749)	5	(2)	(48)
Less increase in market value of assets held in trust for deferred compensation	961	141	711	480	8
Non-interest income - as adjusted	91,398	93,962	108,239	91,711	82,193
Total revenue - as adjusted and on a fully tax equivalent basis	$241,362	$246,266	$246,132	$221,521	$208,692
Efficiency ratio	63.99%	64.62%	62.69%	65.32%	63.49%
Efficiency ratio (without adjustments)	66.29%	69.64%	71.24%	68.92%	67.56%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

	1Q17	4Q16	3Q16	2Q16	1Q16
Non-interest expense - as adjusted	$154,446	$159,128	$154,306	$144,705	$132,505
Less non-interest income - as adjusted	91,398	93,962	108,239	91,711	82,193
Net non-interest expense - as adjusted	$63,048	$65,166	$46,067	$52,994	$50,312
Average assets	$19,002,982	$19,192,747	$17,248,431	$15,740,658	$15,487,565
Annualized net non-interest expense to average assets	1.35%	1.35%	1.06%	1.35%	1.31%
Annualized net non-interest expense to average assets (without adjustments)	1.36%	1.51%	1.43%	1.43%	1.41%

Core Non-interest Income to Revenues Ratio Calculation (Dollars in Thousands)

	1Q17	4Q16	3Q16	2Q16	1Q16
Non-interest income - as adjusted	$91,398	$93,962	$108,239	$91,711	$82,193
Total revenue - as adjusted and on a fully tax equivalent basis	$241,362	$246,266	$246,132	$221,521	$208,692
Core non-interest income to revenues ratio	37.87%	38.15%	43.98%	41.40%	39.38%
Non-interest income to revenues ratio (without adjustments)	39.08%	39.00%	45.32%	42.87%	40.64%